UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 2, 2024

INTERNET SCIENCES, INC.

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

667 Madison Ave, 5th Floor

New York, New York 10065

212-823-6272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of directors; compensatory arrangements of certain officers

On December 28, 2023, the shareholders of the company elected the following directors:

A.	Lynda Chervil: Lynda Chervil is Chairman, President and CEO of Internet Sciences Inc. (ISI), providing overall strategic direction for the company. Having led and managed a $1.1 billion business unit for 5 years at a fortune 50 company, Wells Fargo Bank (NYSE: WFC) and having held other business management roles, Ms. Chervil brings a demonstrated track record in leadership, sales management, customer experience, direct and matrix management structures, and execution of enterprise-wide initiatives.

Ms. Chervil is a Chartered Fellow at both the Institute of Consulting (IC) and Chartered Management Institute (CMI) in the U.K.

Ms. Chervil holds an M.S. in Integrated Marketing Communications from New York University and a B.S. from New York Institute of Technology.

B.	Mark T. Maybury: Dr. Maybury is Vice President, Commercialization, Engineering & Technology for Lockheed Martin. He is Science, Technology and Innovation Committee Chair and Acting Board Secretary on the Board of ISI and Advisor to the boards of READY Robotics, Halo.Energy, and Flora Surfaces. Previously, Dr. Maybury was the first Chief Technology Officer of Stanley Black & Decker, Chief Scientist of the US Air Force, Vice President and Chief Technology Officer and Chief Security Officer at MITRE Corporation. He served on the Defense Science Board, Executive Committee of the Air Force Scientific Advisory Board, the Homeland Security Science and Technology Advisory Committee, and the boards of the Connecticut Science Center and Mark Twain House and Museum. Dr. Maybury is an IEEE and AAAI Fellow and author/editor of 10 books. He was awarded a BA from College of the Holy Cross, MBA from RPI and MPhil and PhD from University of Cambridge, England.

C.	Mark Deutsch: Mark Deutsch is a senior private equity professional with over 30 years of experience successfully investing in private companies across a wide range of industries. He is the Founder and President of Deutsch Capital LLC, a private equity investment firm.

In prior roles, Mark was a senior partner at Verus Investment Partners and a founding partner at Hudson Ferry Capital. Both firms focused on the lower middle market and targeted investments in a wide range of sectors including industrial and manufacturing, building products, business services, and high margin distribution. He also led new business development efforts at both of these firms, and at Hudson Ferry, he raised the majority of the firm’s private capital.

Mark was previously managing partner of Kenner & Company, Inc., a leading middle-market private equity firm with a principal focus on the building products industry. Previously, he was a Vice President at BT Securities Corporation, a wholly-owned subsidiary of Bankers Trust (now Deutsche Bank). Mark began his career as a certified public accountant with KPMG.

Mark currently serves on the Board of Directors of Skyline Windows and MeTEOR Education, and the Strategic Advisory Board of Curemark LLC. He served on the Board of Directors of Behr Process Corporation, Therma-Tru Corporation, Champion Windows, Pace Industries, Atrium Windows, Contrax Furnishings, BSI Holdings, TruStiles Doors, Aneco Electrical Construction, Sequentia Incorporated, and Listman Home Technologies. Mark received an MBA from Harvard Business School and a BS, summa cum laude, in accounting from Binghamton University.

D.	Michael Kahn: Michael Kahn is currently the CFO of technology start-up Let’s Roar, Inc.

He has spent over fifteen years in the investment and merchant banking industry and retains a strong understanding of, and experience in, corporate finance, capital markets, mergers and acquisition advisory, and alternative investments across several industries, including high technology and real estate.

He has held the role of CFO with private and public companies, including eQube Gaming Ltd., Lifestyle Global Brands, RentMoola (now Letus), and Simgo Ltd. He currently sits on the board of directors at Commonwealth Capital Limited and has sat on the Board of Lifestyle Global Brands. He also sits on the board of non-profit, Toronto Rugby.

Michael completed his B.A. in Commerce at McGill University (Montreal, Quebec) and his M.B.A. at the Ivey Business School at the University of Western Ontario (London, Ontario).

E.	Kenneth D Sanders: Kenneth Sanders currently serves as Chairman of the Board of DIRTT (NASDAQ: DRTT, TSX: DRT), a leader in industrialized construction with headquarters in Calgary, Canada. He also serves on two private boards: NELSON, an award-winning architecture, interior design, and brand strategy firm headquartered in Minneapolis, Minnesota; and Clarus, a leading designer and manufacturer of writable glass boards, headquartered in Ft. Worth, Texas.

Since 2019, Mr. Sanders has been a Managing Principal at Design Intelligence where he provides strategic consulting services on digital innovation, operational excellence, and leadership development. Between January 2002 and December 2018, Mr. Sanders was Chief Information Officer, Managing Principal, and Board Member of Gensler, the world’s largest architecture firm, and co-let the team responsible for Gensler’s global operations, including finance, legal, talent, design technology, research and business development. From 1993 to 2002, he was a Partner of ZGF Architects LLP.

He holds a B.A. in Architecture from the University of California, Berkeley.

F.	Dr. Lisa Johnson- Pratt: Dr. Lisa Johnson-Pratt is the founder and President of Ananias Ventures where she provides strategic advisory services to the biotechnology healthcare sector. Her focus is on advising C-Suite executives in the Cell and Gene Therapy arena. She currently serves on the board of directors for biopharmaceutical companies TRACON Pharmaceuticals and Assembly Bio, as well as for Young People in Recovery, a national non- profit that supports young people to thrive after recovering from substance abuse. Prior to her advisory roles, Dr. Johnson-Pratt served as Senior Vice President, New Product Commercial Strategy at Ionis Pharmaceuticals. She joined Ionis following its acquisition of Akcea Therapeutics where she served as Senior Vice President, New Product Strategy and was responsible for the commercialization strategy for three late-stage rare disease programs.

Dr. Johnson-Pratt spent several years at GlaxoSmithKline (GSK) as Head of Early Pipeline Commercial Strategy and Head of Global Commercial Pharma Center of Excellence leading oncology early commercial strategy. Earlier in her career, Dr. Johnson-Pratt also served in leadership roles at GlaxoWellcome; Stiefel, a GSK company; and Merck & Co. Inc.

Education:

BS/ MD: Howard University

Residency/ Fellowship: Internal Medicine, Howard University Diploma of Pharmaceutical Medicine, Royal College of Physicians

G.	Demetrius Hutcherson: Dimitrius Hutcherson is an accomplished executive, currently serving as EVP, CAO & CTO at First Independence Bank. He excels in finance, operations, and technology, nurturing companies from inception to success. His expertise spans CDFIs, MDIs, and economic development. He has 20+ years on nonprofit boards and in public/private sectors. Adept at uniting teams toward shared objectives, he’s a trusted advisor to diverse entities. Dimitrius earned a BA in Finance from Morehouse College and a MBA from Harvard Business School.

H.	David Beck: Mr. David Beck is the Principle of a boutique advisory firm, Sprout Capital Corp., focused on bringing resources to innovative growth companies. Most recently, Mr. Beck was CEO and Chairman of 3 Sixty Secure Corp., a security services company with ~300 employees. Mr. Beck’s prior experience has primarily been focused on public and private capital markets. Public equity experience includes: Head of TMT (technology, media, telecom) Investment Banking at several boutique investment dealers, and consistently top-ranked technology Financial Analyst based in both New York City and Toronto. Private equity experience includes: Partner, Celtic House Venture Partners, and personal financial investments and advisory services to ~20 private growth companies. Career highlights include raising >$1 billion in equity capital, number one Technology Research Analyst ranking 1999 & 2000 Reuters Survey, and 1996, 1998, 1999, & 2001 Brendan Woods International Survey, and the highest 1 & 3 year returns on stock recommendations (of 179 peers) Upside Magazine (February 2001).

Mr. Beck is currently Director & Chairman of Deal Desk at DGTL Holdings Inc. (DGTL-TSXV). Prior public company BOD roles include 3 Sixty Secure Corp., Basis100 Inc., CRS Robotics Corporation, Pivot Technology Solutions Inc., and World Class Extractions Inc.

Mr. Beck holds an MBA (Dean’s List) from Ivey Business School (University of Western Ontario) and a BSc Honours (Engineering Physics) from Queen’s University.

On December 28, 2023, of the Board recommended that Shareholders approve a grant of 1,660,000 shares of Class A restricted stock, of the Company to the CEO, as compensation for work completed in 2023, and the Shareholders approved the Board’s recommendation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on November 20, 2023, the record date for the Annual Meeting, 22,428,750 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 2, 2024. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

PROPOSAL 1: Election of Directors. The election of eight directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees	For	Against/Withhold Authority	Abstain/BNV
Lynda Chervil	38,204,600	10,000	0
Mark T. Maybury	38,214,600		0
Mark L Deutsch	38,214,600		0
Michael Kahn	38,204,600	10,000	0
Kenneth D Sanders	38,214,600		0
Dr. Lisa Johnson- Pratt	38,214,600		0
Dimitrius Hutcherson	38,214,600	10,000	0
David Beck	38,204,600		0

PROPOSAL 2: Compensatory arrangements of certain officers

For	Against/Withhold Authority	Abstain/BNV
38,204,600	10,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2024	Internet Sciences, Inc.

	By:	/s/ Lynda Chervil
Lynda Chervil,
CEO